Exhibit 4.1

Dated as of August 23, 2022

EATON CORPORATION, EATON CORPORATION PLC, COOPER B-LINE, INC., COOPER BUSSMANN, LLC, COOPER CROUSE-HINDS, LLC, COOPER INDUSTRIES UNLIMITED COMPANY, COOPER POWER SYSTEMS, LLC, COOPER WIRING DEVICES, INC., EATON AEROQUIP LLC, EATON AEROSPACE LLC, EATON CAPITAL UNLIMITED COMPANY, EATON CONTROLS (LUXEMBOURG) S.À R.L., EATON DOMHANDA UNLIMITED COMPANY, EATON ELECTRIC HOLDINGS LLC, EATON FILTRATION LLC, EATON LEASING CORPORATION, EATON TECHNOLOGIES (LUXEMBOURG) S.À R.L., TURLOCK B.V., WRIGHT LINE HOLDING, INC. AND WRIGHT LINE LLC
as Issuers or Guarantors, as applicable, for each series of Securities from time to time

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

INDENTURE
DEBT SECURITIES

Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of August 23, 2022

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	607(a)
(a)(2)	607(a)
(b)	607(b), 608
§ 312(c)	701
§ 314(a)	703
(a)(4)	1004
(c)(1)	102
(c)(2)	102
(e)	102
§ 315	601
§ 316(a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(c)	104(e)
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	111

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

v

INDENTURE, dated as of August 23, 2022 among EATON CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”), having its principal office at 1000 Eaton Blvd., Cleveland, OH 44122, an indirect, wholly-owned subsidiary of Eaton Corporation plc, an Irish public limited company (the “Parent”), each Issuer (as defined below), the Guarantors (as defined below), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS

The Company, the Parent, each Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of each Issuer’s unsecured and unsubordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939 (as amended, the “TIA”) that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company, the Parent, each Issuer and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.         Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular;

(b)           all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

(c)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(d)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Articles III, VI and XIV are defined in those Articles.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.05.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate and deliver Securities.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bearer Security” means any Security except a Registered Security.

“Board of Directors” means either the board of directors or managers (as applicable) of the Company, each Issuer, any Guarantor or the Parent, as the case may be, or the executive committee of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by a director, authorized signatory or manager (as applicable), the Secretary or an Assistant Secretary of the Company, each Issuer, the Parent or any Guarantor, as the case may be, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“CFC” has the meaning set forth in the definition of “Disregarded Entity”.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Parent and the assets of its subsidiaries, taken as a whole, to any person, other than the Parent or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the outstanding Voting Stock of the Parent or other Voting Stock into which the Voting Stock of the Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the liquidation or dissolution of the Parent. A transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Parent immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, S.A., Luxembourg, or its successors.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” has the meaning specified in Section 3.04.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company, the Parent or an Issuer by its Chairman, its President, any Vice President, its Treasurer, an Assistant Treasurer, its General Counsel or its Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the total assets of the Parent and those of its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries less the following:

(a)           the current liabilities of the Parent and those of its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

(b)           all of the other liabilities of the Parent and those of its consolidated subsidiaries other than Funded Debt, deferred income taxes and liabilities for employee post-retirement health plans recognized in accordance with Statement of Financial Accounting Standards No. 106;

(c)           all of the Parent’s and its consolidated subsidiaries’ depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose);

(d)           the book amount of all the Parent’s and its consolidated subsidiaries’ segregated intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense less unamortized debt premium; and

(e)           appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

Consolidated Net Tangible Assets shall be determined on a consolidated basis in accordance with generally accepted accounting principles and as provided herein.

“Conversion Date” has the meaning specified in Section 3.12(d).

“Conversion Event” means the cessation of use of a Foreign Currency both by the government of one or more countries or by any recognized union, association or confederation of governments that issued such Foreign Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions in such Foreign Currency.

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at 2 North LaSalle Street, Suite 700, Chicago, IL 60602, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“corporation” includes corporations, associations, companies, limited liability companies and business trusts.

“coupon” means any interest coupon appertaining to a Bearer Security.

“Currency” means any currency or currencies, composite currency or composite currencies, or currency unit or currency units issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Disregarded Entity” means a Subsidiary that is a flow-through entity (i.e., a partnership or a disregarded entity) for United States federal income tax purposes and has no material assets other than Equity Interests of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Internal Revenue Code (each such controlled foreign corporation, a “CFC”).

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 3.12(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 3.12(f).

“Election Date” has the meaning specified in Section 3.12(h).

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Euros” and “€” means the single currency of participating member states of the European Union.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Date” has the meaning specified in Section 3.04.

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 3.01, a New York Clearing House bank (other than the Trustee or any of its Affiliates), designated pursuant to Section 3.01 or Section 3.13.

“Exchange Rate Officer’s Certificate” means a tested telex, telecopier notice or a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 3.02 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, sent (in the case of a telex) or signed (in the case of a certificate or telecopier notice) by any Officer of the applicable Issuer.

“Excluded Person” means (i) any Person that is not a direct or indirect wholly owned Subsidiary of the Parent, (ii) any Person that is prohibited by any applicable law, rule or regulation binding on such Person or its properties or by any contractual obligation existing on the date such Person is formed, acquired or (solely with respect to prohibitions under applicable law, rule or regulation) redomiciled, in each case from guaranteeing the obligations under this Indenture (and for so long as such prohibition is in effect), (iii) any CFC, any Disregarded Entity or any Subsidiary that is owned by a CFC and (iv) any Person to the extent that the guarantee by such Person of the obligations under this Indenture would result in material adverse tax consequences to the Parent or any of its Subsidiaries as reasonably determined by the Company.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“Fitch” means Fitch Inc., and its successors.

“Foreign Currency” means any Currency other than Currency of the United States.

“Funded Debt” means indebtedness for borrowed money owed or guaranteed by the Parent or any of its consolidated subsidiaries, and any other indebtedness which under generally accepted accounting principles would appear as debt on the balance sheet of such corporation, which matures by its terms more than twelve months from the date as of which Funded Debt is to be determined or is extendible or renewable at the option of the obligor to a date more than twelve months from the date as of which Funded Debt is to be determined.

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 3.01, securities which are (i) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means the guarantee by any Guarantor of an Issuer’s obligations under this Indenture.

“Guarantor” means, with respect to each series of Securities, the Parent and any Subsidiary of the Parent that is a party to this Indenture as of the date hereof, including any Person that is required after the date hereof to execute a Guarantee of the Securities pursuant to Section 10.14 hereof until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor, in all cases unless such party (a) shall be directly liable for principal of, premium, if any, and interest with respect to such series of Securities by virtue of being the Issuer thereof or (b) shall have been released from its Guarantee pursuant to Section 17.12 hereof.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 3.01; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security for which the amount of principal (and premium, if any) payable at maturity and/or interest, if any, will be determined with reference to an index, formula or other method (which index, formula or method established as contemplated by Section 3.01 may be based on one or more currencies, commodities, equity indices or other indices).

“Industrial Development Bonds” means obligations issued by a State, a Commonwealth, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a) of the Internal Revenue Code of 1986, as amended (or any similar provision of such Code), as in effect at the time of the issuance of such obligations.

“interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 10.05, includes such Additional Amounts.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Parent.

“Issue Date” means the date Securities of a particular series are originally issued.

“Issuer” means any of the Parent, the Company or any Subsidiary of the Parent that is a party to this Indenture from time to time, that issues a series of Securities pursuant to Section 3.01. “Issuer” as used with respect to the Securities of any series shall mean only the Issuer of the Securities of that series.

“Lien” means any pledge, mortgage, lien, charge, encumbrance or security interest.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.01 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 3.01, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii) the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a nonresident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Officer’s Certificate” means (i) as it relates to each Issuer a certificate signed by any of the following: its Chairman, its Chief Executive Officer, its President, a Vice Chairman, a Vice President, its General Counsel, its Controller, its Treasurer, an Assistant Treasurer, its Secretary, an Assistant Secretary, a director, or a manager (as applicable); provided that in addition to the foregoing, any person authorized to approve the terms of a series of Securities in the applicable Board Resolution shall be deemed an additional officer eligible to sign an Officer’s Certificate pursuant to Section 3.01 hereof for such purpose, and (ii) as it relates to any Guarantor, a certificate signed by such Guarantor’s Chairman, Chief Executive Officer, President, a Vice Chairman, a Vice President, its General Counsel, Controller, Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary, a director, a manager (as applicable), or an authorized signatory, and in the case of either (i) or (ii) delivered to the Trustee.

“Officer” means with respect to the Issuer or any Guarantor, any Person eligible to sign an Officer’s Certificate on behalf of the Issuer or any such Guarantor as specified in the definition of “Officer’s Certificate.”

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, any Issuer, the Parent or any other Guarantor, including an employee of the Company, any Issuer, the Parent or any other Guarantor, and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)           Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)           Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder funds in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company, the Parent or any Issuer) in trust or set aside and segregated in trust by the Company, the Parent or such Issuer (if the Company, the Parent or such Issuer shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)           Securities, except to the extent provided in Sections 14.02 and 14.03, with respect to which the Company, the Parent or an Issuer has effected defeasance and/or covenant defeasance as provided in Article XIV; and

(d)           Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company, the Parent or an Issuer;

provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company, the Parent or an Issuer as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above), of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 3.01, and (iv) Securities owned by an Issuer, the Parent or any Guarantor or any other obligor upon the Securities or any Affiliate of the Parent or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the an Issuer, the Parent or any Guarantor or any other obligor upon the Securities or any Affiliate of the Parent or any such other obligor.

“Parent” means the Person named as the “Parent” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the “Parent” shall mean such successor corporation.

“Paying Agent” means any Person (including an Issuer acting as Paying Agent) authorized by an Issuer to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of such Issuer.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 3.01 and 10.02.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Parent or any Restricted Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of the Board of Directors of the Parent, is not of material importance to the total business conducted by the Parent and its Subsidiaries, taken as a whole.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable Securities or fails to make a rating of the applicable Securities publicly available for reasons beyond the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Parent (as certified by a resolution of the Parent’s Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Rating Event” means the rating on the applicable Securities is lowered by at least two Rating Agencies and such Securities are rated below an Investment Grade Rating on any day during the period (which period will be extended so long as the rating of such Security is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Parent’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 3.01, whether or not a Business Day.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Responsible Officer,” when used with respect to the Trustee, means an officer within the corporate trust department, including any vice president, any assistant vice president, any assistant secretary, any senior associate, any associate, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers who, in each case, is responsible for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means each of the Guarantors and any other subsidiary of the Parent except (1) any subsidiary substantially all of the assets of which are located, or substantially all of the business of which is carried on, outside the United States, its territories and possessions and Canada, or any subsidiary substantially all of the assets of which consist of stock or other securities of such a subsidiary, (2) any subsidiary principally engaged in the business of financing notes and accounts receivable and any subsidiary substantially all of the assets of which consist of the stock or other securities of such a subsidiary or (3) any subsidiary acquired or organized after the date hereof; provided, however, that the term “Restricted Subsidiary” shall mean also any subsidiary which, subsequent to the date hereof, is designated by the Board of Directors of the Parent as a Restricted Subsidiary, if as a result of such designation no covenant or agreement in this Indenture would be breached.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to this Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date on which Securities are initially issued.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 3.08.

“Subsidiary” or “subsidiary” means any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent (or if such term is used with reference to any other Person, by such other Person), or in relation to a person incorporated (or established) under Dutch law, a “dochtermaatschappij” within the meaning of Section 2:24a of the Dutch Civil Code (regardless of whether the shares or voting rights on the shares in such company are held directly or indirectly through another “dochtermaatschappij”).

“Subsidiary Guarantor” means any Subsidiary of the Parent that is a Guarantor.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction which includes Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“United States person” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“Valuation Date” has the meaning specified in Section 3.12(c).

“Vice President,” when used with respect to the Company, the Parent, an Issuer, a Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

Section 1.02.         Compliance Certificates and Opinions. Upon any application or request by the Company, an Issuer, the Parent or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Company, any Issuer, the Parent or such Guarantor, as applicable, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 10.04) shall include:

(a)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

Section 1.03.         Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, an Issuer, the Parent or any other Guarantor, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, an Issuer, the Parent or other Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company, an Issuer, the Parent or such other Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.        Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Outstanding Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Outstanding Securities of such series duly called and held in accordance with the provisions of Article XV, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or any such record or both are delivered to the Trustee and, where it is hereby expressly required, delivered to the applicable Issuer. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the applicable Issuer, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.06.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)           The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and each Issuer may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner that the Trustee deems sufficient.

(e)           If an Issuer shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the applicable Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.         Notices, Etc. to Trustee and Company, any Issuer and any Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)           the Trustee by any Holder or by the Company, any Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

(b)           the Company, any Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, any Issuer, the Parent or any other Guarantor addressed to it at the address of its principal office of the Company specified in the first paragraph of this Indenture, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company, any Issuer or any Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company, any Issuer or any Guarantor, as applicable, whenever a person is to be added or deleted from the listing. If the Company, any Issuer or any Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company, any Issuer and the Guarantors understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company, any Issuer and the Guarantors shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company, any Issuer and the Guarantors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company, any Issuer or any Guarantor, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company, any Issuer and the Guarantors agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company, any Issuer or any Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding any other provision of this Indenture or the Securities of any series, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the depository (or its designee) pursuant to the standing instructions from the depository or its designee, including by electronic mail in accordance with accepted practices at the depository.

Section 1.06.        Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders of Registered Securities by an Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 3.01, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in the City of New York and in such other city or cities as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of the first such publication.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07.         Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08.         Successors and Assigns. All covenants and agreements in this Indenture by the Company, any Issuer, the Parent and the Guarantors shall bind their successors and assigns, whether so expressed or not.

Section 1.09.        Separability Clause. In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10.         Benefits of Indenture. Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Security Registrar and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11.        Governing Law. This Indenture and the Securities and coupons shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 1.12.       Legal Holidays. In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (and premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

Section 1.13.        Submission to Jurisdiction. Each Issuer and each Guarantor not organized in the United States irrevocably appoints the Company as its agent to receive service of process or other legal summons in any suit, action or proceeding with respect to this Indenture, the Securities and the Guarantees and for actions brought under the United States federal or state securities laws brought in any United States federal or state court located in the Borough of Manhattan in the County and City of New York, provided, however, that to the extent that the appointment of a process agent by any such Person incorporated under Dutch law would under Dutch law be deemed to constitute a power of attorney or a mandate such appointment will terminate by force of law without notice upon bankruptcy (faillissement) and will cease to be effective in case of a suspension of payments (surseance van betaling) of such Person incorporated under Dutch law. The Parent, the Company, each Issuer and each Guarantor irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the County and City of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Securities or the Guarantees and for actions brought under the United States federal or state securities laws. Service of any process, summons, notice or document by registered mail addressed to the Parent, the Company, each Issuer or any Guarantor at the address in Section 1.05 shall be effective service of process against the Parent, the Company, each Issuer or any Guarantor for any suit, action or proceeding brought in any such court, provided, however, that any Person incorporated under Dutch law may not be able to elect a domicile located outside the Netherlands for the purpose of services of process. Each Issuer and each Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each Issuer and each Guarantor and may be enforced in any other courts to whose jurisdiction the Parent or any Issuer is or may be subject, by suit upon judgment. Each Issuer and each Guarantor further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

Section 1.14.        Waiver of Immunity. To the extent that any Issuer and any Guarantor, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to such Person, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any New York state or United States federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of such Person or any other matter under or arising out of or in connection with this Indenture, such Person hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

Section 1.15.       Waiver of Jury Trial. EACH ISSUER, EACH GUARANTOR, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.16.        Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.17.        Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of such an executed counterpart by facsimile transmission or electronic (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall constitute effective execution and delivery of this Indenture and may be used in lieu of the original signature for all purposes.

ARTICLE II

SECURITY FORMS

Section 2.01.        Forms Generally. The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be substantially in the form of the form of Global Security attached as Exhibit C hereto, or as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or market or any law or regulation or as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of the Securities or coupons. If the forms of Securities or coupons of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities or coupons. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

Unless otherwise specified as contemplated by Section 3.01, Securities in bearer form shall have interest coupons attached.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The definitive Securities and coupons shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities.

Section 2.02.        Form of Trustee’s Certificate of Authentication. Subject to Section 6.12, the Trustee’s certificate of authentication shall be in substantially the following form, as evidenced in the form of Global Security attached as Exhibit C hereto:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By Authorized Signatory

Section 2.03.        Securities Issuable in Global Form. If Securities of or within a series are issuable in global form, as specified as contemplated by Section 3.01, then, notwithstanding clause (h) of Section 3.01, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or Section 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or Section 3.04 has been, or simultaneously is, delivered, any instructions by the Issuer with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Issuer and the Issuer delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.09 and except as provided in the preceding paragraph, the Issuer, the Parent, the Trustee and any agent of the Issuer, the Parent, and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, Euroclear or Clearstream. The Depository Trust Company shall be the initial depositary for the Securities.

ARTICLE III

THE SECURITIES

Section 3.01.         Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued at any time and from time to time in one or more series. There shall be established in one or more Board Resolutions of the Issuer or pursuant to authority granted by one or more Board Resolutions of the Issuer and, subject to Section 3.03, set forth in, or determined in the manner provided in, an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (a), (b) and (q) below), if so provided, may be determined from time to time by the Issuer with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(a)           the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities), including the Issuer of such Securities;

(b)           any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.07, 10.12 or 13.05);

(c)           the date or dates when the principal of the debt securities is payable or the method by which such date or dates will be determined or extended;

(d)           the interest rate or rates, which may be fixed or variable, that the Securities of the series shall bear, if any, or the method by which such rate or rates shall be determined, the date or dates from which any interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(e)           the place or places, if any, other than or in addition to the Borough of Manhattan, the City of New York, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and, if different than the location specified in Section 1.06, the place or places where notices or demands to or upon the Issuer in respect of the Securities of the series and this Indenture may be served;

(f)           the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option;

(g)           the obligation, if any, of the Issuer to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(h)           if other than denominations of $2,000 and any integral multiple of $1,000 thereafter, the denomination or denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable;

(i)            if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(j)            if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(k)           if other than Dollars, the Currency in which payment of the principal of (and premium, if any) or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 3.12;

(l)            whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(m)         whether the principal of (and premium, if any) and interest, if any, on the Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency or Currencies in which such Securities are denominated or stated to be payable and the Currency or Currencies in which such Securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 3.12;

(n)           the designation of the initial Exchange Rate Agent, if applicable;

(o)           any provisions in modification of, in addition to or in lieu of the provisions of Article XIV that shall be applicable to the Securities of the series;

(p)           provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(q)           any deletions from, modifications of or additions to the Events of Default or covenants (including, in each case, definitions used therein) of the Parent, the Company or any other Issuer with respect to Securities of the series, whether or not such Events of Default or covenants (including deletions from, modifications of or additions to Section 10.11) are consistent with the Events of Default or covenants set forth herein;

(r)            whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities, whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05, and whether Registered Securities of the series may be exchanged for Bearer Securities of the series (if permitted by applicable laws and regulations) and the circumstances under which and the place or places where such exchanges, if permitted, may be made and if Securities of the series are to be issuable in global form, the identity of any initial depositary therefor;

(s)           the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(t)            the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.04;

(u)           if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(v)           if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(w)         whether and under what circumstances and the Currency in which the Issuer will pay Additional Amounts as contemplated by Section 10.05 on the Securities of the series to any Holder (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem such Securities rather than pay the Additional Amounts (and the terms of any such option); and

(x)           any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

All Securities of any one series and the coupons, if any, appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.03) and set forth in such Officer’s Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions of the Issuer, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

Section 3.02.        Denominations. All Securities shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, and the Bearer Securities of such series, other than the Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000.

Section 3.03.         Execution, Authentication, Delivery and Dating. The Securities and any coupons appertaining thereto shall be executed on behalf of the Company, the Parent or any other Issuer by an Officer thereof. The signature of any of such Officer on the Securities or coupons may be the manual, facsimile or electronic signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities or coupons bearing the manual, facsimile or electronic signatures of individuals who were at any time an Officer of the Issuer shall bind the Issuer, notwithstanding that such individual or ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities or coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series together with any coupons appertaining thereto, executed by the Issuer to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 3.01, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent global Security. Except as permitted by Section 3.06, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If not all the Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures reasonably acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as, but not limited to, interest rate, Stated Maturity, date of issuance and date from which interest shall accrue.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 3.15(d)) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a)           that the form or forms of such Securities and the terms thereof and any coupons appertaining thereto have been established in conformity with the provisions of this Indenture;

(b)           that such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Issuer to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will be duly issued under this Indenture and will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons;

(c)           that the conditions and covenants provided for in this Indenture with respect to the authentication and delivery of the Securities and any coupons, if any, have been complied with; and

(d)           that the Issuer has the corporate power to issue such Securities and any coupons, and has duly taken all necessary corporate action with respect to such issuance.

Notwithstanding the provisions of Section 3.01 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series; provided that, to the extent any supplemental indenture or Security shall be executed, delivered and issued, as applicable, on the date of this Indenture, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs in connection therewith; it being understood that a Company Order requesting the authentication and delivery of such Securities shall be required; provided, further, that the Trustee shall be entitled to receive the Officer’s Certificate and Opinion of Counsel pursuant to Sections 1.02 and 9.03 with respect to any such Security or supplemental indenture.

The Trustee shall not be required to authenticate and deliver any such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Registered Security shall be dated the date of its authentication; and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.01.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 3.10 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04.        Temporary Securities. Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series, upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto) the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and tenor of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.03. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the “Common Depositary”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the “Exchange Date”), the Issuer shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Issuer. On or after the Exchange Date such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.01, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 3.01); and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 3.03.

Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 3.01), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Clearstream. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 3.01), for credit without further interest thereon on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 3.01). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section and of the third paragraph of Section 3.03 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal (and premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Issuer in accordance with Section 10.03.

Section 3.05.        Registration, Registration of Transfer and Exchange. The Issuer shall cause to be kept a register for each series of Securities (as to both principal and stated interest) issued by it (the registers maintained in the Corporate Trust Office of the Trustee or in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The entries in the Security Register shall be conclusive, and the Issuer shall treat each Person whose name is recorded in the Security Register pursuant to the terms hereof as the owner of the relevant Securities for all purposes of this Agreement, notwithstanding notice to the contrary. The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series and tenor, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 3.01, Bearer Securities may not be issued in exchange for Registered Securities.

If (but only if) expressly permitted in or pursuant to the applicable Board Resolution and (subject to Section 3.03) set forth in the applicable Officer’s Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 3.01, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Issuer in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Issuer and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any permanent global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.01 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Issuer shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by the Issuer. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by or on behalf of the Common Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver in accordance with instructions from the applicable depositary (including instructions as to the registration of Registered Securities), in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 3.01, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date, if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.07, 10.12 or 13.05 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 11.03 or 12.03 and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.06.        Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security, or, in case any such mutilated Security or coupon has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security, pay such Security or coupon.

If there shall be delivered to the Issuer and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security for which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, or, in case any such destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 3.07.        Payment of Interest; Interest Rights Preserved; Optional Interest Reset. (a) Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest on any Registered Security may at the Issuer’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.09, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States; provided, that the Paying Agent shall have received appropriate wire transfer information at least ten Business Days prior to the Interest Payment Date.

Unless otherwise provided as contemplated by Section 3.01 with respect to the Securities of any series, payment of interest may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States; provided, that the Paying Agent shall have received appropriate wire transfer information at least ten Business Days prior to the Interest Payment Date.

Unless otherwise provided as contemplated by Section 3.01, every permanent global Security will provide that interest payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream, S.A. with respect to that portion of such permanent global Security held for its account by the Common Depositary, for the purpose of permitting each of Euroclear and Clearstream, S.A. to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i)            The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose name the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)           The Issuer may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b)           The provisions of this Section 3.07(b) may be made applicable to any series of Securities pursuant to Section 3.01 (with such modifications, additions, deletions or substitutions as may be specified pursuant to such Section 3.01). The interest rate (or the spread or spread multiplier, index, formula or method used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Issuer on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Issuer may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 1.06, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Issuer has elected to reset the interest rate (or the spread or spread multiplier, index, formula or method used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, index, formula or method if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Issuer may, at its option, revoke the interest rate (or the spread or spread multiplier, index, formula or method used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier, index, formula or method used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, index, formula or method, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 1.06, notice of such higher interest rate (or such higher spread or spread multiplier, index, formula or method, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier, index, formula or method used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, index, formula or method, if applicable).

The Holder of any such Security will, if so provided pursuant to Section 3.01, have the option to elect repayment by the Issuer of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest, if any, accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article XIII for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest, if any, accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08.        Optional Extension of Maturity. The provisions of this Section 3.08 may be made applicable to any series of Securities pursuant to Section 3.01 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.01). The Stated Maturity of any Security of such series may be extended at the option of the Issuer for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date set forth on the face of such Security. The Issuer may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”). If the Issuer exercises such option, the Trustee shall transmit, in the manner provided for in Section 1.06, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Issuer to extend the Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Issuer may, at its option, revoke the interest rate, if any, provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 1.06, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Issuer extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Issuer on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Issuer has extended the Maturity thereof, the Holder must follow the procedures set forth in Article XIII for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

Section 3.09.        Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupons be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

None of the Issuer, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Issuer or any Guarantor, the Trustee, or any agent of the Issuer, any Guarantor, or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

Section 3.10.        Cancellation. All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities and coupons so delivered to the Trustee shall be promptly cancelled by it. The Company, the Parent or any other Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company, the Parent or any other Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered, shall be promptly cancelled by the Trustee. If the Parent or any other Issuer shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Unless by Company Order the Company, the Parent or any other Issuer directs the return of any cancelled Securities to it, all cancelled Securities shall be disposed of by the Trustee in accordance with its customary procedures and the Trustee shall deliver its certificate of such disposition to the Issuer.

Section 3.11.        Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 with respect to any Securities, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.12.         Currency and Manner of Payments in Respect of Securities.

(a)           Unless otherwise specified with respect to any Securities pursuant to Section 3.01, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered Security or Bearer Security of such series will be made in the Currency in which such Registered Security or Bearer Security, as the case may be, is payable. The provisions of this Section 3.12 may be modified or superseded with respect to any Securities pursuant to Section 3.01.

(b)           It may be provided pursuant to Section 3.01 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee for such series of Registered Securities a written election with signature guarantees and in the applicable form established pursuant to Section 3.01, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which an Issuer has deposited funds pursuant to Article IV or XIV or with respect to which a notice of redemption has been given by an Issuer or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee of such series of Registered Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 3.12(a). The Trustee for each such series of Registered Securities shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

(c)           Unless otherwise specified pursuant to Section 3.01, if the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01, then, unless otherwise specified pursuant to Section 3.01, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Issuer a written notice specifying the Currency in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of Registered Securities denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 3.01, on the second Business Day preceding such payment date the Issuer will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency or Currencies payments to be made on such payment date. Unless otherwise specified pursuant to Section 3.01, the Dollar or Foreign Currency or Currencies amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Issuer on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)           If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 3.01, the Dollar amount to be paid by the Issuer to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)           Unless otherwise specified pursuant to Section 3.01, if the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above.

(f)           The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)           The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)           For purposes of this Section 3.12 the following terms shall have the following meanings:

A “Component Currency” shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, the Euro.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the Euro, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single Currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more Currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more Currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the Euro, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the currency unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Election Date” shall mean the date for any series of Registered Securities as specified pursuant to clause (m) of Section 3.01 by which the written election referred to in paragraph (b) above may be made.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Issuer and the Trustee for the appropriate series of Securities of any such decision or determination.

In the event that the Issuer determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Issuer will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 1.06 to the affected Holders) specifying the Conversion Date. In the event the Issuer so determines that a Conversion Event has occurred with respect to the ECU or any other currency unit in which Securities are denominated or payable, the Issuer will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 1.06 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Issuer determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Issuer will similarly give written notice to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent.

The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Issuer and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Issuer or the Exchange Rate Agent.

Section 3.13.         Appointment and Resignation of Successor Exchange Rate Agent. (a) Unless otherwise specified pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Issuer will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Issuer will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.01 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 3.12.

(b)           No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Issuer and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

(c)           If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 3.01, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Issuer on the same date and that are initially denominated and/or payable in the same Currency).

Section 3.14.        CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall indicate the “CUSIP” or “ISIN” numbers of the Securities in notices of redemption, repayment or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption, repayment or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption, repayment or repurchase shall not be affected by any defect in or omission of such numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01.         Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto and the obligation of the Issuer to pay any Additional Amounts as contemplated by Section 10.05) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(a)           either

(i)            all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (A) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.05, (B) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (C) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 11.06, and (D) Securities and coupons of such series for whose payment money has theretofore been deposited with the Trustee or any Paying Agent and thereafter repaid to the Issuer, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii)           all Securities of such series and, in the case of (A) or (B) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(A)              have become due and payable, or

(B)              will become due and payable at their Stated Maturity within one year, or

(C)              if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount, in the Currency or Currencies in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)           the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)           the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.12 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02.        Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE V

REMEDIES

Section 5.01.         Events of Default. “Event of Default,” wherever used herein with respect to Securities of any series for which there are Securities Outstanding, means any of the following events which shall have occurred (unless the Event of Default is either inapplicable to a particular series or is specifically deleted or modified in the supplemental indenture or Officer’s Certificate under which such series of Securities is issued or in the form of Security for such series):

(a)           default in the payment of any installment of interest upon any Security of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b)           default in the payment of the principal of (and premium, if any, on) any Security of such series as and when the same shall become due and payable either at Maturity, upon redemption, by declaration or otherwise; or

(c)           default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due by the terms of the Securities of such series, and continuance of such default for a period of 30 days

(d)           failure on the part of the Issuer, the Parent, or a relevant Guarantor duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Issuer, the Parent or such other Guarantor in the Outstanding Securities of such series or in this Indenture contained for a period of 90 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Issuer and the relevant Guarantor by the Trustee, or to the Issuer, the relevant Guarantor and the Trustee by the Holders of at least 30% in principal amount of the Outstanding Securities of such series; or

(e)           a decree or order by a court having jurisdiction in the premises shall have been entered for relief in respect to the Parent or any Significant Subsidiary in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or adjudging the Parent or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Parent or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued undischarged, undismissed or unstayed for a period of 90 consecutive days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, assignee, custodian or sequestrator (or similar official) in bankruptcy or insolvency of the Parent or any Significant Subsidiary or any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged, undismissed and unstayed for a period of 90 consecutive days; or

(f)           the Parent or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy or insolvency proceeding against it, or shall have filed a petition or answer or consent seeking reorganization under the Federal Bankruptcy Code, as now constituted or hereof amended, or any other similar applicable Federal or State law, or shall consent to the filing of any such petition or to the entry of any order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possessions by a receiver, liquidator, trustee, assignee, custodian or sequestrator (or other similar official) in bankruptcy or insolvency of the Parent or any Significant Subsidiary or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due and its willingness to be adjudged bankrupt; or

(g)           the Guarantees of the Securities of any series by the Parent or any Subsidiary Guarantor that is a Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be, or is asserted by the Company or any of the foregoing Persons not to be, in full force and effect or enforceable in accordance with its terms, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(h)           there occurs any other Event of Default provided in the supplemental indenture or Officer’s Certificate under which such series of Securities is issued or in the form of Security for such series.

No Event of Default with respect to a particular series of Securities issued under this Indenture necessarily constitutes an Event of Default with respect to any other series of Securities issued hereunder.

Section 5.02.         Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 30% in principal amount of the Outstanding Securities of that series (or, in the case of an Event of Default specified in clauses (e) or (f) of Section 5.01, the Holders of not less than 30% in principal amount of the Outstanding Securities) may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series (or of all series, as the case may be) to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a)           the Issuer has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)),

(i)            all overdue interest, if any, on all Outstanding Securities of that series (or of all series, as the case may be) and all related coupons, if any,

(ii)           all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Securities,

(iii)          interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and

(iv)         all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)           all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any) or interest, if any, on Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

In case the Trustee or Holders shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Holders, then in every such case the Issuer, the Trustee and the Holders of the Securities shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer and the Trustee shall continue as though no such proceedings had been taken.

Section 5.03.         Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if

(a)           default is made in the payment of any installment of interest on any Security and any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)           default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or upon redemption or upon declaration or otherwise, then the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities and coupons, if any, the whole amount then due and payable on such Securities and coupons, if any, for principal (and premium, if any) and/or interest, and interest, if any, on any overdue principal (and premium, if any) and on any overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any expenses, advances or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon such Securities, including the Guarantors, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Securities, including the Guarantors, wherever situated.

If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.        Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities or Indexed Securities as may be specified in the terms of such series, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05.        Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities or coupons, if any, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

Section 5.06.        Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities or coupons, if any, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.07;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities and coupons, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons, if any, for principal (and premium, if any) and interest, if any, respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

Section 5.07.         Limitation on Suits. No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b)           the Holders of not less than 30% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series.

Section 5.08.        Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XIV) and in such Security, of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on, such Security or payment of such coupon, if any, on the respective due dates expressed in such Security or coupon, if any (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.        Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders of Securities and coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.       Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.        Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities or coupons, if any, to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.        Control by Holders. With respect to the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(a)           such direction shall not be in conflict with any rule of law or with this Indenture,

(b)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c)           the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such series not consenting.

Section 5.13.        Waiver of Past Defaults. Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(a)           in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Security or any related coupon, or

(b)           in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.14.        Waiver of Stay or Extension Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

Section 6.01.         Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture.

(ii)           In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           Notwithstanding anything to the contrary contained herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            This paragraph does not limit the effect of paragraph (b) of this Section 6.01.

(ii)           The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)          The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received from the Holders of a majority in principal amount of the Outstanding Securities of any series pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(iv)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 6.01 and to the provisions of the Trust Indenture Act.

(e)           The Trustee shall not be liable for interest on any assets received by it, except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 6.02.        Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder notified in writing to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series and any related coupons; and provided further that, in the case of any default or breach of the character specified in Section 5.01(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.03.         Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d) and Section 6.01:

(a)           the Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company, the Parent or any Issuer mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d)           the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)            The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)           The Trustee may request that the Issuer or the Parent deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l)            the Trustee shall not be deemed to have notice of any default hereunder or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(m)             in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.04.         Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, and in any coupons shall be taken as the statements of the Company, each Issuer and the Guarantors, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

Section 6.05.        May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of an Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06.         Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 6.07.         Compensation and Reimbursement. The Issuer and the Guarantors, jointly and severally agree:

(a)           to pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)           to indemnify each of the Trustee or any predecessor Trustee for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.

The obligations of the Issuer and the Guarantors under this Section 6.07 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Issuer and the Guarantors, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities or any coupons.

Section 6.08.         Corporate Trustee Required; Eligibility; Conflicting Interests. (a) There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1), (2), and (5) and shall have a combined capital and surplus of at least five million Dollars. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b)           The following indentures shall be deemed to be specifically described herein for the purposes of clause (i) of the first proviso contained in TIA Section 310(b): Indenture dated as of April 1, 1994 among the Company, the guarantors party thereto from time to time and the Trustee (as amended and supplemented from time to time), Indenture dated as of November 20, 2012, among the Company, the guarantors party thereto from time to time and the Trustee (as amended and supplemented from time to time), and Indenture dated as of September 15, 2017, among the Company, the guarantors party thereto from time to time and the Trustee (as amended and supplemented from time to time).

Section 6.09.        Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b)           The Trustee may resign at any time with respect to the Securities of one or more series by giving 30 days’ written notice thereof to the Issuer and/or the Parent. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)           The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, 30 days following the delivery thereof to the Trustee and to the Issuer.

(d)           If at any time:

(i)            the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by an Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii)           the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by an Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(iii)          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) each Issuer, by Board Resolutions, may remove the Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the applicable Issuers, by Board Resolutions, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the applicable Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by such Issuers. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the applicable Issuers or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)           The applicable Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.10.         Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to each Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of an Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)           In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the applicable Issuers, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of an Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 1.01 which contemplate such situation.

(c)           Upon request of any such successor Trustee, the applicable Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers, trusts and duties referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11.        Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.12.        Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.06. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the applicable Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the applicable Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than 5 million Dollars and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the applicable Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the applicable Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the applicable Issuer and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By as Authenticating Agent By Authorized Signatory

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE PARENT

Section 7.01.        Disclosure of Names and Addresses of Holders. Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company, the Parent or the other Issuers and the Trustee that neither the Company, the Parent or the other Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 7.02.        Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

Section 7.03.         Reports by the Parent. The Parent shall:

(a)           file with the Trustee, within 15 days after the Parent files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Parent may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or if the Parent is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Parent with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)           transmit to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Parent pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including any Issuer’s or any Guarantor’s, as the case may be, compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.         Company May Consolidate, Etc., Only on Certain Terms. The Company or the Parent shall not consolidate with or merge into any other corporation and no other corporation shall consolidate with or merge into the Company or the Parent, and the Company or the Parent shall not convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a)           the corporation formed by such consolidation or merger (if other than the Company or the Parent) or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or the Parent substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company’s or the Parent’s obligation, as applicable, for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company or the Parent, as applicable, to be performed or observed and, if a corporation, in the case of the Company, shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia, and in the case of the Parent, shall be a corporation organized and existing under the laws of any member state of the European Union or the United States or any state thereof or the District of Columbia;

(b)           immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)           the Company, the Parent or such Person has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and any supplemental indenture comply with this Article and that all conditions precedent provided for in this Section 8.01 relating to such transaction have been complied with; provided that, this clause (c) will not apply to a consolidation or merger of a Subsidiary of the Parent (other than the Company) with or into the Parent or the Company, with the Parent or the Company as the surviving corporation (as the case may be).

Section 8.02.        Successor Person Substituted. Upon any consolidation by the Company or the Parent with or merger by the Company or the Parent into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company or the Parent substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or into which the Company or the Parent is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Parent under this Indenture with the same effect as if such successor had been named as the Company or the Parent herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor corporation which shall theretofore become such in the manner described in Section 8.01) or the Parent (which term shall for this purpose mean the Person named as the “Parent” in the first paragraph of this Indenture or any successor corporation which shall theretofore become such in the manner described in Section 8.01) except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

Section 8.03.         Securities to Be Secured in Certain Events. If, upon any such consolidation of the Company or the Parent with or merger of the Company or the Parent into any other corporation, or upon any conveyance, lease or transfer of the property of the Company or the Parent as an entirety or substantially as an entirety to any other Person, any property or assets of the Company or the Parent or of any Restricted Subsidiary would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 10.09 without equally and ratably securing the Securities, the Parent, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will, as to such property or assets, secure the Securities Outstanding hereunder (together with, if the Parent shall so determine, any other Debt of the Parent now existing or hereafter created which is not subordinate to the Securities) equally and ratably with (or prior to) the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Securities to be so secured; provided that, for the purpose of providing such equal and ratable security, the principal amount of Original Issue Discount Securities and Indexed Securities shall mean that amount which would at the time of making such effective provision be due and payable pursuant to Section 5.02 and the terms of such Original Issue Discount Securities and Indexed Securities upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time pursuant to the terms of such Original Issue Discount Securities and Indexed Securities.

Section 8.04.        Opinion of Counsel to Trustee. The Trustee may receive an Opinion of Counsel, prepared in accordance with Section 1.02, as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01.        Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, each Issuer and/or the Guarantors, if applicable, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)           to evidence the succession of another corporation to the Company or the Parent and the assumption by any such successor of the covenants of the Company or the Parent contained herein and in the Securities; or

(b)           to add to the covenants of the Company, each Issuer, the Parent or any Guarantor for the benefit of the Holders of all or any series of Securities and any related coupons (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company, each Issuer, the Parent or any Guarantor; or

(c)           to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

(d)           to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(e)           to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(f)           to secure the Securities pursuant to the requirements of Section 8.03 or 10.09 or otherwise; or

(g)           to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(h)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10(b); or

(i)            to close this Indenture with respect to the authentication and delivery of additional series of Securities, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interests of the Holders of Securities of any particular series and any related coupons, if any, in any material respect; or

(j)            to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.01, 14.02 and 14.03; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect; or

(k)           to add a Guarantor or Guarantors of the Securities pursuant to the requirements of Section 10.14 hereof or otherwise or to release any Guarantor in accordance with the terms of this Indenture.

Section 9.02.        Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of any series, by Act of said Holders delivered to the Issuer, or if applicable, one or more Guarantors and the Trustee, the Company, each Issuer and/or any applicable Guarantor(s), when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such series of Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series,

(a)           change the Stated Maturity of the principal of, or any installment of interest on, any Security of such series, or reduce the principal amount thereof or the rate of interest, if any, thereon or any premium payable upon the redemption thereof, or change any obligation of an Issuer to pay Additional Amounts contemplated by Section 10.05 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)), or reduce the amount of the principal of an Original Issue Discount Security or Indexed Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or adversely affect any right of repayment at the option of any Holder of any Security of such series, or change any Place of Payment where, or the Currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or

(b)           reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in this Indenture, or reduce the requirements of Section 15.04 for quorum or voting with respect to Securities of such series, or

(c)           modify any of the provisions of this Section, Section 5.13 or Section 10.11, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect such series cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. Any such supplemental indenture adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or modifying in any manner the rights of the Holders of Securities of such series, shall not affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.        Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. A Guarantor shall not be required to be a party to a supplemental indenture except to the extent such supplemental indenture relates to such Guarantor’s obligations.

Section 9.04.        Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.         Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.         Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If an Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and such Issuer, to any such supplemental indenture may be prepared and executed by such Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.07.        Notice of Supplemental Indentures. Promptly after the execution by the Company, an Issuer and/or any Guarantor, as applicable, and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each Outstanding Security so affected, pursuant to Section 1.06, setting forth in general terms the substance of such supplemental indenture.

ARTICLE X

COVENANTS

Section 10.01.       Payment of Principal, Premium, if any, and Interest, if any. Each Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

Section 10.02.      Maintenance of Office or Agency. If the Securities of a series are issuable only as Registered Securities, the Issuer thereof will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon such Issuer in respect of the Securities of that series and this Indenture may be served.

If Securities of a series are issuable as Bearer Securities, the Issuer thereof will maintain (A) in the City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Issuer thereof in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise); (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that, if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Issuer will maintain a Paying Agent for the Securities of that series in any required city located outside the United States so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the offices specified in the Security, in London, England, and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, no payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of and any premium and interest on any Bearer Security shall be made at the office of the Issuer’s Paying Agent in the City of New York, if (but only if) payment in Dollars of the full amount of such principal (or premium, if any) or interest if any as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Issuer in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Each Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 3.01 with respect to a series of Securities, each Issuer hereby designates as a Place of Payment for each series of Securities the office or agency of the Issuer in the Borough of Manhattan, the City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then each Issuer will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

Section 10.03.   Money for Securities Payments to Be Held in Trust. If an Issuer shall at any time act as its own Paying Agent with respect to any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities and any related coupons, it will, prior to or on each due date of the principal of (and premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (or premium, if any) or interest, if any, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)           hold all sums held by it for the payment of the principal of (and premium, if any) and interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest, if any, on the Securities of such series; and

(c)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company, the Parent or any other Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company, the Parent or any other Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company, the Parent or any other Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, the Parent or any other Issuer or a Guarantor, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, has become due and payable shall be paid to the Company, the Parent or other Issuer on Company Request, or (if then held by the Company, the Parent or other Issuer or a Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company, the Parent or any other Issuer, as applicable, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company, the Parent or any other Issuer, as applicable, as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company, the Parent or the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company, the Parent or any other Issuer, as applicable.

Section 10.04.   Statement as to Compliance. The Company, the Parent, each Issuer and if required by the TIA, each Guarantor, will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from its principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s, the Parent’s, such Issuer’s or such Guarantor’s, as applicable, compliance with all conditions and covenants under this Indenture. For purposes of this Section 10.04, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 10.05.      Additional Amounts. If any Securities of a series provide for the payment of additional amounts to any Holder in respect of any tax, assessment or governmental charge (“Additional Amounts”), the Issuer will pay to the Holder of any Security of such series or any coupon appertaining thereto such Additional Amounts as may be specified as contemplated by Section 3.01. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest, if any, on, or in respect of, any Security of a series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of a series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such series established pursuant to Section 3.01 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 3.01, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal (and premium, if any) and interest, if any, if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Issuer will furnish the Trustee and the Issuer’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) or interest, if any, on the Securities of that series shall be made to Holders of Securities of that series or any related coupons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Issuer will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled to (i) assume that no such withholding or deduction is required with respect to any payment of principal (or premium, if any) or interest, if any, with respect to any Securities of a series or related coupons, if any, until it shall have received a certificate advising otherwise and (ii) make all payments of principal (or premium, if any) and interest, if any, with respect to the Securities of a series or related coupons, if any, without withholding or deductions until otherwise advised. The Company and the Guarantors jointly and severally agree to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section or the failure by the Issuer to furnish such Officer’s Certificate.

Section 10.06.      Payment of Taxes and Other Claims. The Parent will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company, the Parent or any Restricted Subsidiary or upon the income, profits or property of the Company, the Parent or any Restricted Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any Principal Property of the Company, the Parent or any Restricted Subsidiary; provided, however, that the Parent shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 10.07.       Maintenance of Principal Properties. The Parent will cause all Principal Properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent or restrict the sale, abandonment or other disposition of any of such Principal Properties if such action is, in the judgment of the Parent, desirable in the conduct of the business of the Parent and its Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

Section 10.08.       Corporate Existence. Subject to Article VIII, the Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company, the Parent and any Restricted Subsidiary; provided, however, that the Parent shall not be required to preserve any such right or franchise if the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

Section 10.09.       Limitation on Liens. The Parent will not, directly or indirectly, and the Parent will not permit any Restricted Subsidiary to, create or assume any mortgage, pledge or other lien of or upon any Principal Property unless all of the Outstanding Securities of each series are secured by such mortgage, pledge or lien equally and ratably with any and all other obligations and indebtedness thereby secured for so long as any such other obligations and indebtedness will be so secured; provided that the foregoing covenant shall not apply to any of the following:

(a)           the creation of any mortgage or other lien on any of the property of the Parent or property of any Restricted Subsidiary to secure indebtedness incurred prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property; provided that such secured indebtedness is incurred for the purpose of financing all or any part of the acquisition or construction of any such property;

(b)           the creation of a mortgage or other lien for the sole purpose of renewing or refunding any mortgage or lien referred to in clause (a) of this Section 10.09, provided that the principal amount of indebtedness so secured at the time of such renewal or refunding is less than or equal to the indebtedness renewing or refunding such indebtedness, and that such renewal or refunding mortgage or lien shall be limited to all or any part of the same property which secured the mortgage or lien renewed or refunded;

(c)           mortgages or liens on any property acquired after the date of this Indenture by the Parent or any Restricted Subsidiary existing at the time of such acquisition;

(d)           liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

(e)           liens in favor of the United States, or any State or subdivision thereof, or any other country or subdivision thereof where the Parent or any Restricted Subsidiary may transact any of its business, or any governmental agency, incurred in the ordinary course of business;

(f)           liens for property taxes or assessments or governmental charges or levies on property owned by the Parent any Restricted Subsidiary, if such taxes, assessments, governmental charges or levies shall not at the time be due and payable, or if the same thereafter can be paid without penalty, or if the same are being contested in good faith;

(g)           pledges or deposits to secure payment of workmen’s compensation or insurance premiums, or in connection with tenders, bids or contracts (other than contracts for the payment of money) or leases, deposits to secure surety or appeal bonds, pledges or deposits in connection with contracts made with or at the request or deposits in connection with contracts made with or at the request of the United States or any agency thereof, and pledges or deposits for purposes similar to any of the above in the ordinary course of business;

(h)           liens created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith by appropriate proceedings; liens arising out of judgments or awards as to which the time for prosecuting an appeal or proceeding for review has not expired; leases made or existing on property acquired in the ordinary course of business; landlord’s liens on property held under lease;

(i)            any mortgage, pledge or other lien executed by any Restricted Subsidiary and exclusively securing any indebtedness incurred by such Restricted Subsidiary to the Parent or to one or more wholly-owned Restricted Subsidiaries; or

(j)            any security interest or set-off arrangements entered into by any Restricted Subsidiary in the ordinary course of its banking arrangements which arise from the general banking conditions (algemene bankvoorwaarden, with respect to Dutch banks).

Notwithstanding the foregoing provisions of this Section 10.09, the Parent or any Restricted Subsidiary (a) may create, assume or permit to exist any mortgage, pledge or other lien which would otherwise be prohibited by the foregoing covenants for the purpose of securing indebtedness or other obligations if the sum of (x) the aggregate amount thereof, (y) the aggregate amount of all other indebtedness or other obligations of the Parent and its Restricted Subsidiaries then outstanding and secured by mortgages, pledges or other liens which would otherwise be prohibited by the foregoing covenants (not including indebtedness or other obligations permitted to be secured under clauses (a) through (j) above) and (z) the aggregate value (determined as provided in Section 10.10) of Principal Property theretofore sold or transferred and leased pursuant to Sale and Leaseback Transactions which were permitted solely by reason of the provisions of Section 10.10(d) does not at such time exceed 10% of Consolidated Net Tangible Assets, and (b) may extend, renew or refund any such mortgage, pledge or other lien if the provisions of clause (a) of this paragraph were not violated at the time such mortgage, pledge or other lien was created, assumed or permitted to exist, if the principal amount of indebtedness so secured thereby shall not exceed the unpaid principal amount of indebtedness so secured at the time of such extension, renewal or refunding, and if such extension, renewal or refunding mortgage, pledge or other lien shall be limited to all or any part of the same property that was subject to the mortgage, pledge or other lien extended, renewed or refunded.

If at any time the Parent or any Restricted Subsidiary shall create or assume any mortgage, pledge or other lien not excepted from this Section 10.09 as above provided, the Parent will promptly deliver to the Trustee (i) an Officer’s Certificate stating that the covenant contained in the first paragraph of this Section 10.09 has been complied with, and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, such covenant has been complied with and that any instruments executed by the Parent in performance of such covenant comply with the requirements thereof.

In the event that the Parent shall hereafter secure the Securities of any series equally and ratably with other obligation or indebtedness pursuant to the provisions of this Section 10.09, the Trustee is hereby authorized and directed by the Holders of the Securities of such series (subject to the Trustee’s rights, privileges, protections, indemnities and immunities hereunder) to enter into an indenture or agreement supplemental hereto and to take such action, if any, as shall be necessary, in the good faith determination of the Parent, to enable it to enforce effectively the rights of the Holders of the Securities so secured equally and ratably with such other obligations or indebtedness. Subject to the provisions of Section 6.03 hereof, the Trustee shall be entitled to receive an Opinion of Counsel as conclusive evidence that any supplemental indenture or steps taken to secure the Securities equally and ratably comply with the provisions of this Section 10.09.

Section 10.10.       Limitation on Sale and Leaseback Transactions. The Parent will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Parent or one or more Restricted Subsidiaries, or both) any Principal Property owned by the Parent or any Restricted Subsidiary with the intention of taking back a lease on such property (herein referred to as a “Sale and Leaseback Transaction”) unless (a) the sale or transfer of property is made within 180 days after the later of the date of (i) the acquisition of such property, (ii) the completion of construction of such property, or (iii) the commencement of full operation thereof, (b) such lease has a term, including permitted extensions and renewals, of not more than three years, and it is intended that the use by the Parent or such Restricted Subsidiary of the Principal Property covered by such lease will be discontinued on or before the expiration of such term, (c) at such time the Parent or such Restricted Subsidiary could, pursuant to the provisions of Section 10.09, create, assume or permit to exist a mortgage on the manufacturing plant to be sold or transferred and leased security indebtedness of other obligations in an aggregate amount equal to the amount realized or to be realized upon the sale or transfer of such manufacturing plant in connection with the Sale and Leaseback Transaction without retiring Securities or other indebtedness by redemption or without equally and ratably securing all the Outstanding Securities of each series by such mortgage, as provided in Section 10.09, or (d) the Parent or its Restricted Subsidiaries causes an amount equal to the value of the Principal Property to be sold or transferred and leased to be applied to the retirement (other than any mandatory retirement) within 180 days of the effective date of the Sale and Leaseback Transaction of either the Securities or other Funded Debt of the Parent which is equal in rank to the Securities, or both (for which purpose previously acquired Securities may be used). For the purposes of Section 10.09 and subsection (d) of this Section 10.10, the term “value” with respect to any Principal Property to be sold or transferred and leased pursuant to a Sale and Leaseback Transaction shall mean as of any particular time, the amount equal to the greater of (1) the net proceeds of the sale or transfer of such Principal Property or (2) the fair value of such Principal Property at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors of the Parent, in either case divided first by the number of full years of the term of the lease which is part of such Sale and Leaseback Transaction and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in such lease.

Section 10.11.      Waiver of Certain Covenants. Each Issuer or any Guarantor may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition which affects such series set forth in Section 8.03 or Sections 10.06 to 10.10, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of any series, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of each Issuer or any Guarantor and the duties of the Trustee to Holders of Securities of such series in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.12.      Purchase of Securities Upon Change of Control. (a) If a Change of Control Triggering Event occurs with respect to a series of Securities, unless the applicable Issuer has exercised its option to redeem the applicable Securities by notifying the Holders of such Securities to such effect the Issuer shall be required to make an offer (a “Change of Control Offer”) to each Holder of the series of Securities as to which the Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s applicable Securities on the terms set forth in this Section 10.12. In a Change of Control Offer, the Issuer shall offer payment in cash equal to 101% of the aggregate principal amount of applicable Securities repurchased, plus accrued and unpaid interest, if any, on the applicable Securities repurchased to the date of repurchase (a “Change of Control Payment”).

(b)           Within 30 days following any Change of Control Triggering Event, or at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be sent to Holders of the applicable Securities, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the applicable Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control state that the Change of Control Offer is conditioned on the Change of Control Triggering Event with respect to the applicable Securities occurring on or prior to the Change of Control Payment Date. The notice shall state, among other things:

(i)            that a Change of Control Triggering Event has occurred or will occur, the date of such event, and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities;

(ii)           the circumstances and relevant facts regarding such Change of Control;

(iii)          that the Change of Control Offer is being made pursuant to this Section 10.12 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment on the Change of Control Payment Date;

(iv)          the Change of Control Payment Date;

(v)           the Change of Control Payment;

(vi)          the name and address of the Paying Agent;

(vii)         that Securities must be surrendered at least five Business Days prior to the Change of Control Payment Date to the Paying Agent at the office of the Paying Agent, together with the form entitled “Option of Holder to Elect Repayment” which form is annexed to the Securities;

(viii)        that the Change of Control Payment for any Security which has been properly tendered and not withdrawn will be made promptly following the Change of Control Payment Date;

(ix)          that any Security not tendered will continue to accrue interest; and

(x)           that, unless the Issuer defaults in making the Change of Control Payment, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the provisions of this Indenture, the Notes and/or the Guarantees; provided that such Change of Control Offer shall not include the delivery of such consents as a condition precedent.

(c)           In order to accept the Change of Control Offer the holder must deliver to the Paying Agent at least five Business Days prior to the Change of Control Payment Date, the applicable Security together with the form entitled “Option to Elect Repayment” which form is annexed to the Securities duly completed, or a telegram, telex, facsimile transmission or letter from member of national securities exchange, or the Financial Industry Regulatory Authority, Inc. or commercial bank or trust company in the United States setting forth:

(i)            the name of the Holder of the applicable Security;

(ii)           the principal amount of the applicable Security;

(iii)          the principal amount of the applicable Security to be repurchased;

(iv)          the certificate number or description of the tenor and terms of the applicable Security;

(v)           a statement that the holder is accepting the Change of Control Offer; and

(vi)         a guarantee that the applicable Security together with the form entitled “Option to Elect Repayment Form” duly completed will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of the applicable Security but in that event the principal amount of the applicable Security remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof. Any Security which is repurchased only in part (pursuant to the provisions of this Section 10.12) shall be so stated in the applicable “Option to Elect Repayment Form,” and the applicable Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of such Security or Securities.

(d)           On each Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)            accept for payment all applicable Securities or portions of such Securities properly tendered pursuant to the applicable Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all such Securities or portions of such Securities properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the applicable Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of applicable Securities or portions of applicable Securities being repurchased and that all conditions precedent provided for in this Indenture to the Change of Control Offer and to the repurchase by the Issuer of the applicable Securities pursuant to the Change of Control Offer have been met.

(e)           The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements of this Section 10.12 and the third party repurchases all applicable Securities properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any applicable Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under this Indenture with respect to such Securities, other than a default in the payment of the Change of Control Payment upon a related Change of Control Triggering Event.

(f)           The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the applicable Securities as a result of a related Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the applicable Securities, the Issuer shall comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 10.12 by virtue of any such conflict.

Section 10.13.       [Reserved].

Section 10.14.      Future Guarantors. The Issuer and Parent will cause any Subsidiary, other than Excluded Persons, that is or becomes, within 30 days of being or becoming, the issuer or co-issuer of, or borrower or guarantor under, indebtedness with an aggregate outstanding principal amount in excess of 25% of the Parent and its Subsidiaries’ then-outstanding indebtedness, to execute and deliver to the Trustee a supplemental indenture to this Indenture, in the form attached hereto as Exhibit B, pursuant to which such Subsidiary irrevocably and unconditionally guarantees the Securities on an unsubordinated basis.

Section 10.15.       Tax Related Obligations. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, or issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Issuer agrees (i) to provide to the Trustee information to which the Issuer has reasonable access regarding Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) that is reasonably requested by the Trustee so the Trustee can determine whether it has tax related obligations under Applicable Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this paragraph shall survive the satisfaction and discharge of this Indenture.

Section 10.16.       Office of Foreign Assets Control Sanctions Representations.

(a)           Each Issuer and each Guarantor covenants and represents that neither it nor any of its controlled affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”);

(b)           Each Issuer and each Guarantor covenants and represents that neither it nor any of its controlled affiliates, subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 11.01.      Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 11.02.      Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuer of less than all the Securities of any series, the Issuer shall, at least 15 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, with respect to any Securities of such series not in global form, shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.03. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Issuer which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 11.03.      Selection of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 3.01; provided that if the Securities of such series are represented by one or more Securities in global form, interests in such Securities in global form shall be selected for redemption by the depositary therefor, or in the case of a Common Depositary, by Euroclear or Clearstream, as applicable, in accordance with its standard procedures therefor.

With respect to Securities of any series not in global form, the Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04.      Notice of Redemption. Except as otherwise specified as contemplated by Section 3.01, notice of redemption shall be given in the manner provided in Section 1.06 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(a)           the Redemption Date,

(b)           the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(c)           if less than all the Outstanding Securities of any series not in global form are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(d)           that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 11.06) will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)           the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price,

(f)           that the redemption is for a sinking fund, if such is the case,

(g)           that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price or security or indemnity satisfactory to the Issuer, the Trustee for such series and any Paying Agent must be furnished, and

(h)           if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 3.05 or otherwise, the last date, as determined by the Issuer on which such exchanges may be made.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, provided, in the latter case, such request shall be given by the Issuer at least five days’ prior to the date of the giving of the notice (unless a shorter notice shall be satisfactory to the Trustee), which request shall contain all information necessary to prepare such notice.

The Trustee shall have no responsibility to determine the Redemption Price.

Section 11.05.       Deposit of Redemption Price. Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.06.      Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and any accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest and any coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of coupons for such interest; and provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Issuer shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Issuer and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

Section 11.07.       Securities Redeemed in Part. Any Security not in global form which is to be redeemed only in part (pursuant to the provisions of this Article or of Article XII) shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII

SINKING FUNDS

Section 12.01.       Applicability of Article. Retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 12.02.       Satisfaction of Sinking Fund Payments with Securities. Subject to Section 12.03, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Issuer may at its option (1) deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Issuer together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and/or (2) receive credit for the principal amount of Securities of such series which have been previously delivered to the Trustee by the Issuer or for Securities of such series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 12.03.       Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Issuer will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 12.02 (which Securities will, if not previously delivered, accompany such certificate) and whether the Issuer intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Issuer shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Issuer to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 12.02 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

Prior to any sinking fund payment date, the Issuer shall pay to the Trustee or a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 12.03.

Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Issuer, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Issuer, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any paying agent will be reimbursed by the Issuer) not in excess of the principal amount thereof.

ARTICLE XIII

REPAYMENT AT OPTION OF HOLDERS

Section 13.01.       Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 13.02.      Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Issuer covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 13.03.      Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Issuer at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Issuer shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Issuer.

Section 13.04.      When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Issuer on the Repayment Date therein specified, and on and after such Repayment Date (unless the Issuer shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Issuer, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified pursuant to Section 3.01, only upon presentation and surrender of such coupons, and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Issuer shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 13.02 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Issuer and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

Section 13.05.      Securities Repaid in Part. Upon surrender of any Registered Security which is to be repaid in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Issuer, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE XIV

DEFEASANCE AND COVENANT DEFEASANCE

Section 14.01.      The Issuer’s Option to Effect Defeasance or Covenant Defeasance. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, defeasance of the Securities of or within a series under Section 14.02, or covenant defeasance of or within a series under Section 14.03 shall be made in accordance with the terms of such Securities and in accordance with this Article.

Section 14.02.       Defeasance and Discharge. Upon the Issuer’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Issuer shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any related coupons on the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any related coupons, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and any related coupons and this Indenture insofar as such Securities and any related coupons are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same, such instrument to be based (where trust funds have been deposited with another trustee in accordance with Section 14.04) solely and without independent investigation on the certification of that trustee that all conditions set forth in Section 14.04 have been satisfied), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any related coupons to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any related coupons when such payments are due, (B) the Issuer’s obligations with respect to such Securities under Sections 3.05, 3.06, 10.02 and 10.03 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.05, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XIV. Subject to compliance with this Article XIV, the Issuer may exercise its option under this Section 14.02 notwithstanding the prior exercise of its option under Section 14.03 with respect to such Securities and any related coupons.

Section 14.03.      Covenant Defeasance. Upon the Issuer’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Parent shall be released from its obligations under Sections 10.09 and 10.10, and, if specified pursuant to Section 3.01, the obligations under any other covenant so specified, with respect to such Outstanding Securities and any related coupons on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any related coupons shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 10.09 and 10.10, or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any related coupons, the Parent may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.01(d) or Section 5.01(h) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any related coupons shall be unaffected thereby.

Section 14.04.       Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 14.02 or Section 14.03 to any Outstanding Securities of or within a series and any related coupons:

(a)           The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article XIV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any related coupons, (A) an amount (in such Currency in which such Securities and any related coupons are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Securities and any related coupons, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or another trustee satisfying the requirements of Section 6.08) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any related coupons on the Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any related coupons.

(b)           No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (e) and (f) of Section 5.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c)           Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound.

(d)           In the case of an election under Section 14.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any related coupons will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e)           In the case of an election under Section 14.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any related coupons of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f)           Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 3.01.

(g)           If the Securities are to be optionally redeemed, either notice of such redemption shall have been given or the Issuer shall have given the Trustee irrevocable instructions to give such notice.

(h)           The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to either the defeasance under Section 14.02 or the covenant defeasance under Section 14.03 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to paragraph (a) above and the related exercise of the Issuer’s option under Section 14.02 or Section 14.03 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Issuer, with respect to the trust funds representing such deposit, or by the trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

Section 14.05.       Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.05, the “Trustee”) pursuant to Section 14.04 in respect of any Outstanding Securities and any related coupons of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any related coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any related coupons of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 3.01, if, after a deposit referred to in Section 14.04(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.12(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 14.04(a) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 3.12(d) or 312(e) or by the terms of any Security in respect of which the deposit pursuant to Section 14.04(a) has been made, the indebtedness represented by such Security and any related coupons shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (premium, if any, on), and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any related coupons.

Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

ARTICLE XV

MEETINGS OF HOLDERS OF SECURITIES

Section 15.01.       Purposes for Which Meetings May Be Called. If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 15.02.      Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.01, to be held at such time and at such place in the City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)           In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 15.03.      Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder of Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Person entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 15.04.      Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 15.04, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(a)           there shall be no minimum quorum requirement for such meeting; and

(b)           the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 15.05.       Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as its shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.04 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b)           The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Securities as provided in Section 15.02(b), in which case the Issuer or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c)           At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities of such series held or represented by him (determined as specified in the definition of “Outstanding” in Section 1.01); provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d)           Any meeting of Holders of Securities of any series duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 15.06.      Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the Secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the applicable Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XVI

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES

Section 16.01.       Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of each Issuer or any Guarantor or of any successor corporation, either directly or through such Issuers or any Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of each Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of each Issuer, the Guarantors or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

ARTICLE XVII

GUARANTEE

Section 17.01.        Guarantors’ Guarantee.

(a)           The Guarantors hereby jointly and severally, irrevocably and unconditionally guarantee, on an unsecured and unsubordinated basis, to the Holders from time to time of the Securities and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at stated maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest on the Securities (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest) and the Redemption Price, if applicable and the full and punctual payment of all other amounts payable by the Issuer and performance of obligations of each Issuer under this Indenture or the Securities. Upon failure by an Issuer to pay punctually any such amount, the Guarantors shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Securities and this Indenture. The Guarantors agree that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for winding-up, liquidation, reorganization, or for the appointment of an examiner, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any such Security is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on any such Security, whether as a “voidable preference,” “fraudulent transfer,” unfair preference, improper transfer or otherwise, all as though such payment or performance had not been made.

Section 17.02.       Guarantee Unconditional. The obligations of each Guarantor under this Article XVII shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)           any extension, renewal, settlement, compromise, waiver (to the extent permitted by applicable law) or release in respect of any obligation of the Company, any Issuer or any other Guarantor under this Indenture or the Securities, by operation of law or otherwise;

(b)           any modification or amendment of or supplement to this Indenture or the Securities;

(c)           any release, impairment, non perfection or invalidity of any direct or indirect security for any obligation of any Issuer or any Guarantor under this Indenture or the Securities;

(d)           any change in the organizational existence, structure or ownership of any Issuer or any Guarantor, or any insolvency, bankruptcy, examinership, reorganization or other similar proceeding affecting the any Issuer or any Guarantor or their assets or any resulting release or discharge of any obligation of the Issuer or any Guarantor contained in this Indenture or the Securities;

(e)           the existence of any claim, set off or other rights any Guarantor may have at any time against the Issuer, any Holder or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)           any illegality, invalidity or unenforceability relating to or against any Issuer or any Guarantor for any reason of this Indenture or the Securities, or any provision of applicable law or regulation purporting to prohibit any borrowing by the Issuer or the payment by the Issuer of the principal of or interest on any Security or by the Issuer or any other Guarantor of any other amount payable by it under this Indenture or the Securities; or

(g)           any other act or omission to act or delay of any kind by the Issuer, any other Guarantor, any Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause (g), constitute a legal or equitable discharge of such Guarantor’s obligations hereunder.

All rights of the Holder of any Security pursuant thereto or to this Guarantee or the Trustee on behalf of each Holder may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Security, whether with or without the consent of or notice to any Issuer or any Guarantor.

Section 17.03.      Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Subject to Section 17.12 hereof, each Guarantor’s obligations under this Article XVII shall remain in full force and effect until the entire principal, premium (if any), interest, Redemption Price, if any, on the Securities of a series and all other amounts payable by the Issuer under this Indenture and the Securities of a series shall have been paid in full. If at any time any payment of the principal of, premium (if any), or interest on the Securities of a series or any other amount payable or paid by the Issuer or any other Guarantor under this Indenture or the Securities of a series is rescinded or must be otherwise restored or returned to the Issuer or any other Guarantor, or any custodian, trustee, liquidator, examiner or other similar official acting in relation to the Issuer or any other Guarantor upon the insolvency, bankruptcy, examinership or reorganization of the Issuer or any other Guarantor or otherwise, such Guarantor’s obligations under this Article XVII with respect to such payment shall be reinstated at such time in full force and effect as though such payment had been due but not made at such time. Upon the delivery by the Issuer to the Trustee of any Officer’s Certificate to the effect that the entire principal, premium (if any), interest or Redemption Price (if any) on the Securities of a series and all other amounts payable by an Issuer under this Indenture with respect to such series and the Securities of a series have been paid in full, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under this Indenture and the applicable series of Securities.

Section 17.04.      Waiver by Guarantors. To the extent permitted by applicable law, the Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer, the Guarantors or any other Person.

Section 17.05.   Subrogation. To the extent permitted by applicable law, the Guarantors irrevocably waive any and all rights to which they may be entitled, by operation of law or otherwise, upon making any payment pursuant to this Article XVII, to be subrogated to the rights of the payee against the Issuer with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Issuer in respect thereof.

Section 17.06.       Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Securities is stayed upon the insolvency, bankruptcy, examinership or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture shall nonetheless be payable by the Guarantors hereunder forthwith on demand by a Holder or the Trustee on behalf of such Holders.

Section 17.07.      Limitation on Obligations of Guarantor. The Guarantors and by their acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantees do not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance (including, with respect to Irish law, Sections 443, 604 and 608 of the Companies Act 2014 of Ireland). The obligations of the Guarantors under this Article XVII shall be limited to an aggregate amount equal to the largest amount that would not render the Guarantors’ obligation a fraudulent conveyance or subject to avoidance under (i) Section 548 of the United States Bankruptcy Code, (ii) Section 82 of the Companies Act 2014 of Ireland, or (iii) any comparable provisions of applicable law.

Notwithstanding the foregoing and any other provision of this Indenture to the contrary, the payment undertaking of any Guarantor which is incorporated under the laws of the Grand Duchy of Luxembourg for the obligations of any person which is not a Subsidiary of that Guarantor shall be limited at any time, for the avoidance of doubt counting any other payment undertaking for the obligations of any person which is not a subsidiary of such Guarantor with respect to any other financing arrangements, to an aggregate amount not exceeding eighty-five per cent. (85%) of the greater of:

(a)           the Guarantor’s own funds (“capitaux propres”), as determined by Article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended, and the debt owed by such Guarantor incorporated under the laws of the Grand Duchy of Luxembourg, to any of its direct or indirect shareholders as at the date of this Indenture; and

(b)           the Guarantor’s own funds (“capitaux propres”), as determined by Article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended, and the debt owed by such Guarantor incorporated under the laws of the Grand Duchy of Luxembourg, to any of its direct or indirect shareholders as at the date the guarantee is called.

For the avoidance of doubt, the above limitation shall not apply to any amounts made available, in any form whatsoever, to such Guarantor incorporated under the laws of the Grand Duchy of Luxembourg, or any of its Subsidiaries.

Section 17.08.       Scheme. The obligations and liabilities of the Guarantors under this Guarantee shall not be affected by any reduction occurring in, or other arrangement being made relating to the liabilities of the Company, any Issuer or any other Guarantor to the Holders as a result of any arrangement or composition, made pursuant to any of the provisions of the Companies Act 2014 of Ireland or any analogous provisions in any other jurisdiction or made pursuant to any proceedings or actions whatsoever and whether or not following the appointment of an administrator, administrative receiver, trustee, liquidator, receiver or examiner or any similar officer or any analogous event occurring under the laws of any relevant jurisdiction to the Company, any Issuer or any other Guarantor or over all or a substantial part of the assets (as the case may be) of the Company, any Issuer or any other Guarantor and each Guarantor hereby agrees with and to the Holders and the Trustee, for itself and on behalf of each Holder, that the amount recoverable by the Holders or the Trustee from each Guarantor hereunder will be and will continue to be the full amount which would have been recoverable by the Holders or the Trustee from such Guarantor in respect of such Guarantor’s liabilities had no such arrangement or composition or event as aforesaid been entered into.

Section 17.09.      Marshaling. None of the Holders or the Trustee, for itself or on behalf of each Holder, shall be under any obligation (a) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of an Issuer under or in respect of the Securities or the obligation of the Guarantors hereunder or (b) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lessen the Guarantors’ burden, any right to which the Guarantors hereby expressly waive (to the extent permitted by applicable law).

Section 17.10.       Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.11.      Benefits Acknowledged. The Guarantors acknowledge that they will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that their Guarantee and waivers (to the extent permitted by applicable law) pursuant to their Guarantee are knowingly made in contemplation of such benefits.

Section 17.12.       Release of Guarantees.

(a)           The Guarantee of the Securities by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:

(i)            the consummation of any transaction permitted under this Indenture (including a sale, transfer, disposition or distribution of such Subsidiary Guarantor to a Person that is not the Parent or one of its Subsidiaries, or a dissolution) resulting in such Subsidiary Guarantor ceasing to be a Subsidiary;

(ii)           the merger, amalgamation or consolidation of any Subsidiary Guarantor with and into the Parent, the Issuer or another Subsidiary Guarantor that is the surviving Person in such merger, amalgamation or consolidation;

(iii)          the Issuer’s exercise of either of its defeasance options with respect to such Securities pursuant to Section 14.03 or the Issuer’s obligations under this Indenture with respect to the Securities being discharged in accordance with the terms of this Indenture;

(iv)          such time (after giving effect to the guarantee release set forth in this clause (iv) and any similar guarantee release provisions governing any other indebtedness) such Subsidiary Guarantor ceases to be a guarantor or issuer of indebtedness of the Parent or any of its subsidiaries, other than (i) the Securities and (ii) other outstanding indebtedness in an aggregate principal amount not exceeding 25% of the Parent and its Subsidiaries’ then-outstanding indebtedness (it being understood that any indebtedness under which such Subsidiary Guarantor will be released as a guarantor substantially concurrently with the release of the guarantee of the Securities shall be excluded for purposes of calculating the amount of such Subsidiary Guarantor’s indebtedness under clause (ii) (but not, for the avoidance of doubt, the amount of the Parent and its subsidiaries then-outstanding indebtedness)); or

(v)           receipt of the consent of holders holding a majority of the aggregate outstanding principal amount of such series of Securities pursuant to Article IX hereof.

(b)           The Guarantee of the Securities by a Guarantor (other than the Parent) that is a direct or indirect parent of the Company shall be automatically and unconditionally released and discharged, to the extent such Guarantor does not remain an issuer or co-issuer of or borrower or guarantor under any debt securities or syndicated credit facilities, if, at any time after becoming a Guarantor:

(i)            such Guarantor becomes prohibited by any applicable law, rule or regulation binding on such Guarantor or its properties from guaranteeing the obligations under this Indenture;

(ii)           upon the Issuer’s exercise of either of its defeasance options with respect to such Securities pursuant to Section 14.03 or the Issuer’s obligations under this Indenture with respect to the Securities being discharged in accordance with the terms of this Indenture;

(iii)          with the consent of holders holding the requisite percentage of such series of Securities pursuant to Article IX hereof; or

(iv)          remaining a Guarantor would, in the reasonable determination of the Parent, result in material adverse tax consequences to the Parent or any of its Subsidiaries.

(c)           Promptly after the release of any Guarantor under this Section, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that such release has occurred and that all conditions precedent provided for in this Indenture to such release have been complied with.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

EATON CORPORATION

By:	/s/ Kirsten M. Park
Name: Kirsten M. Park Title: Senior Vice President - Treasury

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright
Title: Assistant Secretary

COOPER B-LINE, INC.

COOPER BUSSMANN, LLC

COOPER CROUSE-HINDS, LLC

COOPER POWER SYSTEMS, LLC

COOPER WIRING DEVICES, INC.

EATON AEROQUIP LLC

EATON AEROSPACE LLC

EATON ELECTRIC HOLDINGS LLC

EATON FILTRATION LLC

EATON LEASING CORPORATION

WRIGHT LINE HOLDING, INC.

WRIGHT LINE LLC

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright
Title: Vice President and Secretary

[Signature Page to Indenture]

EATON CORPORATION PLC

By:	/s/ Nigel Crawford
Name: Nigel Crawford
Title: Secretary

By:	/s/ Kirsten M. Park
Name: Kirsten M. Park
Title: Authorized Signatory

COOPER INDUSTRIES UNLIMITED COMPANY
EATON CAPITAL UNLIMITED COMPANY
EATON DOMHANDA UNLIMITED COMPANY

By:	/s/ Nigel Crawford
Name: Nigel Crawford
Title: Director

TURLOCK B.V.

By:	/s/ Alexis Hubert
Name: Alexis Hubert
Title: Managing Director

By:	/s/ Martinus Wijnen
Name: Martinus Wijnen
Title: Managing Director

[Signature Page to Indenture]

Eaton Controls (Luxembourg) S.à r.l.
a société à responsabilité limitée, having its registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 9.145

Eaton Technologies (Luxembourg) S.à r.l.
a société à responsabilité limitée, having its registered office at 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 172.818

By:	/s/ Gregory Dujardin
Name: Gregory Dujardin
Title: Manager

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Signature Page to Indenture]

Exhibit A

FORMS OF CERTIFICATION

EXHIBIT A-1
FORM OF CERTIFICATE TO BE GIVEN BY
PERSON ENTITLED TO RECEIVE BEARER SECURITY
OR TO OBTAIN INTEREST PAYABLE PRIOR
TO THE EXCHANGE DATE
CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States persons(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise [Insert name of applicable Issuer] or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to [U.S.$] of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Exh A-1

Dated: , 20

[To be dated no earlier than the 15th day prior to
(i) the Exchange Date or (ii) the relevant Interest
Payment Date occurring prior to the Exchange Date,
as applicable]
[Name of Person Making Certification]

(Authorized Signatory)

Name:

Title:

Exh A-2

EXHIBIT A-2
FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
AND CLEARSTREAM IN
CONNECTION WITH THE EXCHANGE OF A PORTION OF A
TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST
PAYABLE PRIOR TO THE EXCHANGE DATE
CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$] principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise [Insert name of applicable Issuer] or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:     , 20

[To be dated no earlier than the Exchange Date or the
relevant Interest Payment Date occurring prior to the
Exchange Date, as applicable]

Exh A-3

[EUROCLEAR BANK S.A./N.V., as Operator of the Euroclear System] [Clearstream]

By:

Exh A-4

Exhibit B

FORM OF SUPPLEMENTAL INDENTURE TO ADD NEW GUARANTOR

[Insert applicable Issuer]

as Issuer,

[Insert New Guarantor[s]],

as New Guarantor[s]

and

The Bank of New York Mellon Trust Company, N.A.

as Trustee

SUPPLEMENTAL INDENTURE NO. __ TO
INDENTURE

dated as of [_], [ ] (as amended and supplemented from time to time)
Debt Securities

Dated as of

[_],[_]

THIS SUPPLEMENTAL INDENTURE NO. (this “Supplemental Indenture”) TO THE INDENTURE dated as of [_],[_] (as amended and supplemented from time to time), dated as of , is entered into by and among (i) [Insert applicable Issuer], duly incorporated or organized and existing under its jurisdiction of incorporation or organization, (ii) (the “New Guarantor”), duly _______ and existing under the laws of __________, having its principal office at _______________, and (iii) The Bank of New York Mellon Trust Company, N.A. (the “Trustee”).

WHEREAS, the Issuers and Guarantors and the Trustee entered into that certain Indenture, dated as of [_], [_] (as amended and supplemented from time to time) (the “Agreement”);

WHEREAS, Section 10.14 of the Indenture provides that under certain circumstances, a Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall irrevocably and unconditionally guarantee all of the Issuers’ obligations under the Notes and the Agreement on the terms and conditions set forth herein and under the Agreement (the “New Guarantee”);

WHEREAS, pursuant to Section 9.01(k) of the Agreement the Trustee is authorized to execute and deliver this Supplemental Indenture to amend the Agreement to add a New Guarantor of the Securities pursuant to the requirements of Section 10.14 of the Agreement; and

Exh B-1

NOW THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

1.01          Definitions. Unless otherwise specified, capitalized terms used in this Supplemental Indenture shall have the same meanings ascribed to them in the Agreement.

1.02          Agreement to be Bound. Each New Guarantor hereby becomes a party to the Agreement as a Guarantor and as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor and a Subsidiary Guarantor under the Agreement.

1.03          Guarantee. Each New Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the obligations of the Issuers pursuant to and as set forth in Article XVII of the Agreement.

1.04          Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

1.05          Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.06          Benefits Acknowledged. Each of the New Guarantors acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by the Agreement and that its guarantee and waivers (to the extent permitted by applicable law) pursuant to the New Guarantee are knowingly made in contemplation of such benefits.

1.07          No Recourse Against Others. No director, officer, employee, incorporator or stockholder of a New Guarantor shall have any liability for any obligations of the Issuers or the Guarantors (including a New Guarantor) under the Securities, any Guarantees, the Agreement or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

1.08          Trustee Disclaimer. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuers, Guarantors and the New Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Agreement shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

1.09          Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of such an executed counterpart by facsimile transmission or electronic (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall constitute effective execution and delivery of this Indenture and may be used in lieu of the original signature for all purposes.

1.10          Headings. The headings of the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Exh B-2

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

EATON CORPORATION

Name:
Title:

Name:
Title:

[ADDITIONAL GUARANTOR]

Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Name:
Title:

Exh B-3

Exhibit C

FORM OF NOTE

[EXCEPT AS OTHERWISE PROVIDED IN THIS GLOBAL SECURITY, THIS GLOBAL SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY, OR TO THE DEPOSITORY, OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

[ ]
[ ]

[ ] % Note due [ ]

R-[ ] CUSIP: [ ]

ISIN: [ ]

[ ], a [ ] duly organized and existing under the laws of the [ ] (herein called the “Issuer”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO., or registered assigns, as nominee of The Depository Trust Company,] the principal sum of [ ] [DOLLARS] ([$][ ]) on [ ], [ ] and to pay interest thereon from [ ], [ ] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually] in arrears on [ ] and [ ] of each year, commencing on [ ], [ ], at the rate of [[ ]% per annum] until the principal hereof is paid or made available for payment (each such date, an “Interest Payment Date”). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day), immediately preceding the Interest Payment Date (each such date, a “Regular Record Date”). If any Interest Payment Date or maturity or Redemption Date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

This Security is one of the duly authorized securities of the Issuer (herein called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of [], [] (the “Indenture”), among Eaton Corporation, the Parent, each Issuer (as defined therein), the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Securities and of the terms upon which Securities are, and are to be, authenticated and delivered. [This Security is a Global Security representing the Securities of the series designated [ ]% Notes due [ ], which are initially limited in aggregate principal amount to [$][ ].] The Issuer may, without the consent of the holder hereof, create and issue additional Securities ranking pari passu with the Securities of this series in all respects, including additional Securities of this series, having the same interest rate, Stated Maturity and other terms.

Exh C-1

Pursuant to Article XVII of the Indenture, the Guarantors have each granted an irrevocable and unconditional Guarantee to the Holders from time to time of the Securities of this series and to the Trustee, for itself and on behalf of each Holder, of the full and punctual payment (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest on the Securities of this series (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest), and of the full and punctual payment of all other amounts payable by the Issuer and performance of obligations of the Issuer under the Indenture or the Securities of this series.

Payment of the principal of and any interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan in the County and City of New York (the “Place of Payment”), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that, each installment of interest may at the Issuer’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.09, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States; provided, that the Paying Agent shall have received appropriate wire transfer information at least ten Business Days prior to the Interest Payment Date.

Initially the Trustee will act as paying agent (the “Paying Agent”) and the security registrar (the “Security Registrar”) for the Securities of this series. The Issuer may change any Paying Agent at any time without notice to holders of the Securities. The Securities are in registered form without coupons in denominations of [$2,000] of the principal amount and integral multiples of [$1,000] in excess thereof. A holder of Securities may register the transfer or exchange of Securities in accordance with the terms of this Security. The Security Registrar may require a holder of Securities, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in the Indenture.

[Prior to [ ], [ ], in the case of the Securities of this series (the “Par Call Date”), the Issuer may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus [ ] basis points less (b) interest accrued to the Redemption Date, and

(2)           100% of the principal amount of the Securities of this series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

Exh C-2

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest thereon to the Redemption Date.]

“Treasury Rate” shall mean, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Trustee shall have no responsibility for determining the redemption price.

If a Change of Control Triggering Event occurs, unless the Issuer has exercised its option to redeem the Securities of this series by notifying the holders of such Securities to such effect, the Issuer shall be required to make an offer (a “Change of Control Offer”) to each holder of the Securities of this series to repurchase all or any part (equal to [$2,000] or an integral multiple of [$1,000] in excess thereof) of such holder’s Securities on the terms set forth herein. In a Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Securities of this series repurchased, plus accrued and unpaid interest, if any, on the Securities of this series repurchased to the date of repurchase (a “Change of Control Payment”).

Exh C-3

The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer of Section 10.12 of the Indenture and the third party repurchases all Securities of this series properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any Securities of this series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a related Change of Control Triggering Event.

The provisions of Article XIII of the Indenture shall apply to the Change of Control Offer provisions of this Security except as and to the extent otherwise specified in this Security. For purposes of the Indenture, a Change of Control Payment Date shall be deemed to be a Repayment Date.

[This Security is not subject to any sinking fund provision and is not convertible into or exchangeable for any equity interests of the Issuer or the Parent.]

If an Event of Default with respect to this Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. No additional Securities of this series may be issued if an Event of Default has occurred and is continuing.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority in stated principal amount of the Securities at the time outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series to be affected; provided, however, that, without the consent of the holder of each Security so affected, no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security of such series, or reduce the principal amount thereof, or any premium payable upon redemption thereof, or reduce the rate of interest thereon, or change the Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (ii) reduce the aforesaid percentage of Outstanding Securities of any series, the holders of which are required to consent to any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences provided for in the Indenture, or reduce the requirements for quorum or voting with respect to the Securities or (iii) modify any of the provisions of Section 5.13, Section 9.02 or Section 10.11 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture which affect such series cannot be waived or modified without the consent of the holder of each Outstanding Security of such series. The holders of a majority in principal amount of the Securities of any series at the time Outstanding may on behalf of the holders of all the Securities of such series at the time outstanding waive certain past defaults under the Indenture and their consequences, subject to the conditions and as provided in the Indenture.

Any such consent or waiver or other action by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon registration of transfer hereof or in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Security or such other Security.

Exh C-4

No reference herein to the Indenture and no provision of this Security or of the Indenture shall affect or impair the right of the holder of this Security to receive payment of the principal of and interest on this Security at the time and places, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, particularly the limitations set forth in the third, fourth, fifth, sixth and seventh succeeding paragraphs, upon surrender of this Security for registration of transfer or exchange at the office or agency of the Issuer in the Borough of Manhattan in the County and City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, a new Security in authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees or the holder hereof in exchange herefor, without charge except for any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

[For purposes of the Indenture this Global Security constitutes a Security issued in permanent global form. The initial depository therefor shall be The Depository Trust Company, New York, New York (herein referred to, together with any successor thereto provided for herein, as the “Depository” or “DTC”).

Subject to the provisions set forth below, this Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05 of the Indenture, only to a nominee of the Depository, or to the Depository, or a successor Depository appointed by the Issuer, or to a nominee of such successor Depository.

If at any time the Depository for this Global Security notifies the Issuer that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Issuer shall appoint a successor Depository for this Global Security. If a successor Depository for this Global Security is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange for this Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor.

If an Event of Default with respect to the Securities represented hereby has occurred and has not been cured, upon the request by or on behalf of the Depository, the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor.

The Issuer may, at any time and in its sole discretion, determine that the Securities of this series shall no longer be represented by a Global Security. In such event, and subject to the procedures of the Depository, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor.

Exh C-5

In any exchange provided for in any of the preceding three paragraphs, the Issuer will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form without coupons, in denominations of [$2,000] and any integral multiple of [$1,000] in excess thereof. Upon the exchange in whole of this Global Security for individual Securities, this Global Security shall be canceled by the Trustee. Securities issued in exchange for this Global Security pursuant to the preceding two paragraphs shall be registered in such names and in such authorized denominations as the Depository for this Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose name such Securities are so registered.

None of the Issuer, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.]

The Indenture contains provisions under which (i) the Issuer may, at its option, at any time either be discharged from its obligations with respect to the Securities of this series (except for the obligations to register the transfer or exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities of this series, to maintain an office or agency in respect of the Securities of this series and to hold moneys for payment in trust), or (ii) the Parent may, at the option of the Issuer, at any time be released from its obligations with respect to the Securities of this series under Sections 10.09 (Limitation on Liens) and 10.10 (Limitation on Sale and Leaseback Transactions) of the Indenture and related Events of Default, in each case upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to the Securities of this series.

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder hereof.

All terms used, but not defined, in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Security shall be governed by, and shall be construed in accordance with, the laws of the State of New York. Any legal action in connection with this Security may be brought in a competent court of the State of New York.

Exh C-6

IN WITNESS WHEREOF, [ ] has caused this instrument to be signed by the undersigned.

Dated:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

Exh C-7

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee) the within Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond to the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in [the City of New York or by a member of the New York Stock Exchange].

Exh C-8

[OPTION TO ELECT REPAYMENT FORM]
TO BE COMPLETED ONLY IF THE HOLDER
ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Issuer to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, and to pay the Change of Control Payment to the undersigned, ______________________________________________________________, at (please print or typewrite name and address of the undersigned).

For this election to accept the Change of Control Offer to be effective, the Issuer must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the holder of the within Security at least five Business Days prior to the Change of Control Payment Date, either (i) this Security with this “Option to Elect Repayment Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of [a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States] setting forth (a) the name of the holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the holder of the within Security is accepting the Change of Control Offer, and (f) a guarantee stating that the Security to be repurchased, together with this “Option to Elect Repayment Form” duly completed will be received by the Paying Agent five Business Days prior to the Change of Control Payment Date. The address of the Paying Agent is The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602.

If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be [$2,000] and any integral multiple of [$1,000] in excess thereof) which the holder elects to have repurchased: [$].

Exh C-9